Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Gulfport Energy Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 27, 2017.

VITRUVIAN EXPLORATION II HOLDINGS, LLC

By:	/s/ Brian L. Rickmers
Name:	Brian L. Rickmers
Title:	Chief Financial Officer

VITRUVIAN EXPLORATION II, LLC

By:	/s/ Brian L. Rickmers
Name:	Brian L. Rickmers
Title:	Chief Financial Officer

Q-VEX II, LP

By:	/s/ James V. Baird
Name:	James V. Baird
Title:	Authorized Person

QEM V, LLC

By:	/s/ James V. Baird
Name:	James V. Baird
Title:	Authorized Person

S. WIL VANLOH, JR.

By:	/s/ S. Wil VanLoh, Jr.
S. Wil VanLoh, Jr.

[Joint Filing Agreement – Exhibit 99.1]